Exhibit 21

                      ALMOST FAMILY, INC. AND SUBSIDIARIES
                  LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2003


Subsidiaries of Almost Family, Inc.
    Adult Day Care of America, Inc.                     Adult Day Care of Louisville, Inc.
    Adult Day Care of Maryland, Inc.                    HouseCalls, Inc.
    Adult Day Clubs of America Joint Venture, Ltd.      HHJC Holdings, Inc.
    National Health Industries, Inc.
    Pro-Care Home Health of Broward, Inc.


Subsidiaries of National Health Industries, Inc.
    Freelife Medical Equipment,  Inc.                   Caretenders Homecare, Inc.
    Caretenders Infusion of Birmingham, Inc.            Caretenders of Birmingham, Inc.
    Caretenders of Boston, Inc.                         Caretenders of Cincinnati, Inc.
    Caretenders of Columbus, Inc.                       Caretenders of Elizabethtown, Inc.
    Caretenders of Indiana, Inc.                        Caretenders of Indianapolis, Inc.
    Caretenders of Lincoln Trail, Inc.                  Caretenders of Louisville, Inc.
    Caretenders of New Jersey, Inc.                     Caretenders of Northern Kentucky, Inc.
    Caretenders of Richmond, Inc.                       Caretenders of the Bluegrass, Inc.
    Caretenders Visiting Services of Richmond, Inc.     House Calls of America, Inc.
    Caretenders Infusion Corp.                          Metro Home Care, Inc.
    National Orthopedic & Rehabilitation Services, Inc. Physician Affiliates, Inc.
    Special Healthcare Services, Inc.                   Reliable Home Healthcare, Inc.
    Caretenders Visiting Services of Cincinnati, Inc.   Caretenders of Cleveland, Inc.
    Caretenders Visiting Services of Columbus, Inc.     Caretenders of Fort Lauderdale, Inc.
    Caretenders of Evansville, Inc.                     Caretenders of West Palm Beach, Inc.
    Caretenders Visiting Services of Indianapolis, Inc. Caretenders of Charlotte, Inc.
    Caretenders Visiting Services of Southwest FL, Inc. Caretenders of Southwest Florida, Inc.
    Caretenders Visiting Services of Southeast FL, Inc.

Subsidiary of HHJC Holdings, Inc.
    Home Health of Jefferson County, Inc.               Caretenders of Marshall County, Inc.